EXHIBIT 99.1

Contact:          Susan B. Railey                       FOR IMMEDIATE RELEASE
                  (301) 468-3120
                  Sharon Bramell
                  (301) 231-0351

                    AIM 85 REPORTS THIRD QUARTER NET EARNINGS
                              OF 13 CENTS PER UNIT
                     ---------------------------------------

     ROCKVILLE, MD, November 12, 2003--(AMEX/AII) -- American Insured Mortgage Investors-Series 85, L.P. (AIM 85), a liquidating partnership that holds investments in government insured multifamily mortgages, reported net earnings for the three months ended September 30, 2003 of approximately $1.6 million (13 cents per unit) compared to approximately $1.4 million (11 cents per unit) for the three months ended September 30, 2002. Net earnings increased for the three months ended September 30, 2003, as compared to the same period in 2002, primarily due to an increase in gains on mortgage dispositions partially offset by a decrease in mortgage investment income.

     AIM 85 reported net earnings for the nine months ended September 30, 2003 of approximately $4.5 million (35 cents per unit) compared to approximately $5.4 million (43 cents per unit) for the nine months ended September 30, 2002. Net earnings decreased for the nine months ended September 30, 2003 compared to the corresponding period in 2002 primarily due to a decrease in mortgage investment income partially offset by an increase in gains on mortgage dispositions.

     Gains on mortgage dispositions increased for the three and nine months ended September 30, 2003, as compared to the corresponding periods in 2002. During the three months ended September 30, 2003, AIM 85 recognized gains of approximately $627,000 from the assignment of three mortgages compared to net gains of approximately $87,000 from the disposition of two mortgages during the three months ended September 30, 2002. During the first nine months of 2003, AIM 85 recognized gains of approximately $1.4 million from four mortgage prepayments and six mortgage assignments. During the first nine months of 2002, the Partnership recognized net gains of approximately $1.3 million from three mortgage prepayments and four mortgage assignments.

     Mortgage investment income decreased for the three and nine months ended September 30, 2003, as compared to the corresponding periods in 2002, primarily due to a reduction in the mortgage base. The mortgage base decreased as a result of 14 mortgage dispositions with an aggregate principal balance of approximately $14.6 million, representing an approximate 21% decrease in the aggregate principal balance of the total mortgage portfolio since September 2002.

     As of September 30, 2003, AIM 85 was invested in 19 insured mortgages and five debentures with an aggregate amortized cost of approximately $61.6 million, an aggregate face value of approximately $61.8 million and an aggregate fair value of approximately $63.3 million. As of November 1, 2003, all of the mortgages are current with respect to the payment of principal and interest. HUD has issued a call notice to redeem the five debentures on January 1, 2004.

     One of these mortgages, Kaynorth Apartments, was assigned to the United States Department of Housing and Urban Development ("HUD") pursuant to Section 221(g)(4) of the National Housing Act (the "Section 221 program") by the servicer in April 2003. The face value of the mortgage was approximately $1.7 million as of the HUD put date. AIM 85 has not received approval for this assignment as of November 1, 2003.

     AIM 85 distributes net proceeds, if any, from mortgage dispositions and debenture redemptions to its investors, in addition to distributions of regular cash flow. As the Partnership continues to liquidate its mortgage investments and investors receive distributions of return of capital and taxable gains, investors should expect a reduction in earnings and distributions due to the decreasing mortgage base.

                                 -table follows-

             AMERICAN INSURED MORTGAGE INVESTORS - SERIES 85, L.P.

                              STATEMENTS OF INCOME
                                   (Unaudited)

                                                      For the three months ended           For the nine months ended
                                                             September 30,                         September 30,
                                                      ---------------------------          --------------------------
                                                          2003           2002               2003               2002
                                                      ------------    -----------        -----------        -----------
Income:

  Mortgage investment income                          $ 1,161,982      $1,556,263         $3,745,842        $ 4,756,219
  Interest and other income                                77,349          34,691            141,231            228,977
                                                      -----------      ----------         ----------        -----------

                                                        1,239,331       1,590,954          3,887,073          4,985,196
                                                      -----------      ----------         ----------        -----------


Expenses:

  Asset management fee to related parties                 148,703         189,662            469,277            571,168
  General and administrative                              106,163          98,586            329,205            320,922
                                                      -----------      ----------         ----------        -----------
                                                          254,866         288,248            798,482            892,090
                                                      -----------      ----------         ----------        -----------

Net earnings before gains on
  mortgage dispositions                                   984,465       1,302,706          3,088,591          4,093,106


Gains on mortgage dispositions                            627,469          86,839          1,373,339          1,264,766
                                                      -----------      ----------         ----------        -----------

Net earnings                                          $ 1,611,934      $1,389,545         $4,461,930        $ 5,357,872
                                                      ===========      ==========         ==========        ===========

Net earnings allocated to:
  Limited partners - 96.1%                            $ 1,549,069       1,335,353         $4,287,915        $ 5,148,915
  General Partner -   3.9%                                 62,865          54,192            174,015            208,957
                                                      -----------      ----------         ----------        -----------

                                                      $ 1,611,934      $1,389,545         $4,461,930        $ 5,357,872
                                                      ===========      ==========         ==========        ===========
Net earnings per unit of limited
  partnership interest - basic                        $      0.13      $     0.11         $     0.35        $      0.43
                                                      ===========      ==========         ==========        ===========

Limited partnership units outstanding - basic          12,079,514      12,079,514         12,079,514         12,079,514
                                                      ===========      ==========         ==========        ===========

Balance Sheet Data:                                                                      September 30,      December 31,
                                                                                             2003               2002
                                                                                          ------------      ------------

Investment in insured mortgages                                                           $ 56,807,467      $66,323,565
Total assets                                                                                70,613,191       78,237,534


